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SCHEDULE 14A INFORMATION
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
DUPONT PHOTOMASKS, INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

DuPont Photomasks, Inc.
131 Old Settlers Boulevard
Round Rock, Texas 78664
512-310-6500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 29, 2002

To our Stockholders:

        Notice is hereby given that our 2002 Annual Meeting of Stockholders will be held at the Austin Marriott North, 2600 La Frontera Blvd., Round Rock, Texas 78681, on Tuesday, October 29, 2002 at 10:00 a.m. local time and any adjournment thereof, for the following purposes:

  (1)
  To elect to our Board of Directors three Class III directors to serve until our 2005 annual meeting of Stockholders, or until their successors are elected and qualified, subject to their prior death, resignation or removal.

  (2)
  To ratify the appointment of PricewaterhouseCoopers LLP, as independent public accountants for our company for the year ending June 30, 2003.

  (3)
  To transact such other business as may properly come before the meeting and any adjournments thereof.

        Our Board of Directors recommends an affirmative vote on the items described above. E. I. du Pont de Nemours and Company beneficially owned 3,629,272 shares (approximately 20.2 percent) of our common stock on the record date.

        Only stockholders of record at the close of business on August 30, 2002 are entitled to notice of and to vote at the annual meeting. All stockholders are cordially invited and urged to attend the meeting. Regardless of whether you expect to attend the meeting, you are requested to sign, date and return the accompanying proxy card in the enclosed self-addressed postage-paid envelope. You may still attend and vote in person at the annual meeting if you wish, even though you may have submitted your proxy prior to the meeting. If you attend the meeting and wish to vote in person, you must revoke your proxy and only your vote at the meeting will be counted. Our Bylaws require that the holders of a majority of the outstanding shares of our common stock entitled to vote be represented in person or by proxy at the meeting in order to constitute a quorum for the transaction of business. It is important that your shares be represented at the meeting in person or by proxy.

        Your support for us is greatly appreciated.

                    By order of our Board of Directors
                    /s/ PETER S. KIRLIN
                    PETER S. KIRLIN
                     Chairman of our Board and Chief Executive Officer

        September 9, 2002

DUPONT PHOTOMASKS, INC.
131 Old Settlers Boulevard
Round Rock, Texas 78664

PROXY STATEMENT
2002 Annual Meeting of Stockholders

SOLICITATION, EXERCISE AND REVOCATION OF PROXIES

        The accompanying proxy is solicited on behalf of our Board of Directors to be voted at our 2002 Annual Meeting of Stockholders. Our annual meeting will be held at the Austin Marriott North, 2600 La Frontera Blvd., Round Rock, Texas 78681, on Tuesday, October 29, 2002 at 10:00 a.m. local time. In addition to the original solicitation by mail, certain of our regular employees may solicit proxies by telephone or in person. No specially engaged employees or solicitors will be retained for proxy solicitation purposes. All expenses of this solicitation, including the costs of preparing and mailing this proxy statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of shares, will be borne by us. You may vote in person at our annual meeting, if you wish, even though you have previously mailed in your proxy. This proxy statement and the accompanying proxy are being mailed to stockholders beginning on or about September 24, 2002. Unless otherwise indicated, "we," "us" and "our" mean DuPont Photomasks, Inc. and "DuPont" means E. I. du Pont de Nemours and Company or one of its wholly owned subsidiaries.

        All duly executed proxies will be voted in accordance with the instructions thereon. Stockholders who execute proxies, however, retain the right to revoke them at any time before they are voted. The revocation of a proxy will not be effective until written notice thereof has been given to our Secretary unless the stockholder granting such proxy votes in person at our annual meeting.

VOTING OF SECURITIES

        The record date for the determination of stockholders entitled to vote at our annual meeting is August 30, 2002. As of such date, we had outstanding 17,989,266 shares of our common stock, $0.01 par value per share. Our common stock is the only class of our stock outstanding and entitled to vote at our annual meeting. Each stockholder is entitled to one vote for each share of our common stock held. All votes on the proposals set forth below will be taken by ballot. For purposes of the votes on all proposals set forth below, the holders of a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at our annual meeting. The stockholders present at our annual meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum or the refusal of any stockholder present in person or by proxy to vote or participate in our annual meeting. Abstentions and broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on any particular matter) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.

ELECTION OF DIRECTORS
(Proposal 1)

General Information

        Three directors are proposed to be elected at our annual meeting, all of whom are currently our directors. Our Bylaws provide for a board of not less than one nor more than 15 directors, with the current number set at eight. Vacancies on our board shall be filled solely by the majority vote of directors then in office, even though less than a quorum of the board.

        Our board is divided into three classes as nearly equal in size as is practicable, designated Class I, Class II and Class III. The term of office of the Class III directors is expiring at this annual meeting, the term of office of the Class I directors will expire at the 2003 annual meeting and the term of office of the Class II directors will expire at the 2004 annual meeting, and directors in each class shall hold office until such annual meeting of stockholders or until his or her successor is elected and has qualified. When these initial terms expire, persons nominated to serve as director shall be elected to hold office for three years.

        The persons named in the accompanying proxy may act with discretionary authority to vote for a new director nominee should any nominee named in this proxy statement become unavailable for election, although management is unaware of any circumstances likely to render any nominee unavailable for election. Unless the stockholder has specified otherwise, the persons named in the accompanying proxy will vote such stockholder's shares of our common stock in favor of the nominees listed below. Proxies cannot be voted for a greater number of persons than the number of nominees listed below.

Stockholder Approval

        The three nominees receiving the greatest number of votes at our annual meeting at which a quorum is present shall be elected, even if they receive less than a majority of the votes. Our stockholders are not entitled to cumulative voting. Abstentions will have no effect on the tabulation of votes cast for the election of any director, except to the extent that they affect the total votes received by any particular nominee.

Board Recommendation

        Our board believes that the election of the persons listed below as our directors is in the best interest of our company and our stockholders. Our board, therefore, recommends that you vote FOR the nominees and it is intended that the proxies not marked to the contrary will be so voted. Directors elected to replace those of a class whose term expires at a given annual meeting shall be elected to hold office until the third succeeding annual meeting or until their respective successors have been elected and qualified.

Nominees for Director

        The following table sets forth the name, age (as of August 30, 2002) and current position of each person who is a nominee for election as one of our directors:

Name	Age	Current Position	Class of Director
Peter Kirlin	41	Chairman of our Board and Chief Executive Officer	Class III
John C. Sargent	64	Director	Class III
Marshall C. Turner	60	Director	Class III

        Peter S. Kirlin is our Chairman of the Board and Chief Executive Officer. From 1986 to 1988, he worked at American Cyanamid Corporation as a project leader and conducted post-graduate research projects at the University of Munich's Institute of Physical Chemistry. From 1988 until joining us in May 2000, he held various positions with ATMI, Inc., a supplier of materials, equipment and services used in the manufacture of semiconductors, most recently as Group Vice President, Technologies and Services. He has been our Chief Executive Officer and one of our directors since May 2000.

        John C. Sargent is a private consultant, having retired from DuPont in 1998. He joined the Treasury Department of Conoco in 1964 and worked in a number of financial management positions with Conoco both in the United States and Europe. He became Vice President and Treasurer of Conoco in 1981 and also in 1981 became Assistant Treasurer and Director of the Treasury Division of DuPont after Conoco was acquired by DuPont. He assumed the position of Vice President and Treasurer of DuPont in 1992 His positions have also included financial control responsibility for several international operations. He has a Bachelor of Science Degree in Accounting from The University of Texas and he has held a CPA license. He has been one of our directors since December 1995.

        Marshall C. Turner is a private consultant. Mr. Turner is a director of the Alliance Technology Fund, and two privately held business development companies. He is also the Chairman of the Board of the Smithsonian's National Museum of Natural History, and a director of the George Lucas Educational Foundation. From 1981 through 1998, he was a founding general partner of Taylor & Turner Associates, Ltd., the general partner of several venture partnerships. He served on an interim basis from June 1999 to May 2000 as the Chairman of our Board of Directors and Chief Executive Officer. He has been a director since April 1996.

Other Directors

Name	Age	Current Position	Class of Director
John C. Hodgson.	58	Director	Class I
Preston M. Adcox	59	Director	Class II
Robert J. Boehlke	61	Director	Class II
Isabella C. M. Cunningham, Ph.D.	60	Director	Class II
Susan Vladuchick Sam	54	Director	Class II

        John C. Hodgson is Executive Vice President, DuPont, with responsibility for the company's five growth platforms, a position he assumed in February 2002. He has been with DuPont for over 35 years and has served in a variety of management positions in the X-Ray, Electronics and Diagnosis businesses in the United States and in Geneva, Switzerland. From 2000 until assuming his current position, Mr. Hodgson served as Group Vice President and General Manager of DuPont's/Technologies, with additional responsibility for Advanced Fiber Systems and Nonwovens, a position he assumed in February 2000. He has been one of our directors since 1996.

        Preston M. Adcox has served as one of our directors since May 2000. He was formerly our President and Chief Operating Officer until his retirement from the position in February 2002. He remains an employee of the Company. He joined DuPont in 1967 and has held a number of manufacturing and technology management positions. He became a Managing Director in DuPont's semiconductor materials business in 1988 and had global responsibility for DuPont's photomask operations until 1996. He was a member of the Board of Directors of Etec Systems from 1990 to early 1995. From 1988 to 1999, he served on the Board of Directors of Semiconductor Industry Suppliers Association (formerly Semi-Sematech), an organization representing United States equipment and material suppliers to the semiconductor manufacturing industry.

        Robert J. Boehlke is the former Executive Vice President and Chief Financial Officer of KLA-Tencor Corporation, a position he held from 1990 until his retirement in 2000. Between 1983 and

1990, he held a variety of senior general management positions with KLA Instruments. Prior to his employment by KLA-Tencor, Mr. Boehlke was a partner at the investment banking firm of Kidder, Peabody & Company, Inc. from 1971 until 1983. He has a Bachelor of Science Degree from the U.S. Military Academy at West Point and a Masters Degree in Business Administration from Harvard University. He is also a director of Entegris, Inc., MEMC Electronics Materials, Inc. and LTX Corporation. Mr Boehlke has been one of our directors since October, 2001.

        Isabella C. M. Cunningham, Ph.D.    is a private consultant and has held a variety of positions in communications, marketing, law and business education in the United States and internationally. Since 1983, she has been the Ernest A. Sharpe Professor in Communication at the University of Texas at Austin. She has been published extensively in the area of business, marketing and communications. She holds a Ph.D. and a Masters Degree in Business Administration in Marketing from Michigan State University, a Masters Degree in Business Administration from Escola de Administracao de Empresas de Sao Paulo and a Juris Doctor Degree from Faculdade da Direito da Universidade Catolica de Sao Paulo, Brazil. She is currently a director of Wells Fargo Bank, Austin, Texas and of XLIX Corp, Austin, Texas. She is also a member of the Board of Directors of the National Museum of Natural Sciences of the Smithsonian Institution in Washington. Dr. Cunningham is a member of the board of several non-profit organizations, such as the Texas Medical Association Foundation, the Heart Foundation in Austin, Texas, and of the University of Texas Press Advisory Board. She has been one of our directors since October, 2001.

        Susan Vladuchick Sam is a private consultant, having retired from DuPont in 1999. She joined DuPont in 1969 and held a variety of management positions in research and development, human resources and manufacturing during the course of her career, including Director of Operations for DuPont Medical Products from 1993 to 1995, Director of Human Development and Personnel Relations from 1995 to 1997 and Director of Operations-U.S. Region and Vice Chair of the Operations Network from 1997 to 1999. Ms. Sam currently serves on the Board of Trustees of Grove City College. She has been one of our directors since January 1996.

Board Committees and Meetings

        Our board has appointed from among its members two standing committees:

        The Audit Committee is presently composed of John C. Sargent, who serves as chairperson of the committee, Isabella C. M. Cunningham, Ph.D. and Marshall C. Turner. No member of the Audit Committee may be an employee or officer. The functions of the Audit Committee include meeting with our independent public accountants to discuss the scope and results of their examination, to review our internal audit activities and to discuss the adequacy of our accounting and control systems, to review the audit schedule and to consider any issues raised by its members, our independent public accountants and our staff or management. Each year the Audit Committee will select and report to the full board the name of an accounting firm to audit our financial statements.

        The Compensation Committee is presently composed of Susan Vladuchick Sam, who serves as chairperson of the committee, Robert J. Boehlke and John C. Sargent. No member of the Compensation Committee may be an employee or officer. The principal functions of the Compensation Committee are to review and approve our organization structure, review performance of our officers, establish overall employee compensation policies and recommend to our board major compensation programs. The Compensation Committee also reviews and approves compensation of directors and corporate officers, including salary, bonus awards, stock options and restricted stock grants, and administers our stock plans and bonus plan.

        During fiscal 2002, our board held eight meetings in person or by telephone. Members of our board are provided with information between meetings regarding our operations and are consulted on an informal basis with respect to pending business. Such consultation from time to time leads to director action between meetings by unanimous written consent of the directors, which has occurred twice during fiscal 2002. During fiscal 2002, the Compensation Committee held five meetings and acted four times by unanimous written consent. The Audit Committee held seven meetings. Each of the incumbent directors who was a director during the fiscal 2002 year attended no fewer than 75 percent of the total number of meetings of our board and the total number of meetings held by all committees of our board on which such director served during the year. The Board has determined that all members of the Audit Committee are "independent directors" as that term is defined in Rule 4200 of the listing statutes of the National Association of Securities Dealers.

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
(Proposal 2)

General Information

        Our Bylaws provide that it shall be the duty of the Audit Committee to employ, subject to stockholder ratification at each annual meeting, independent accountants to audit our books of account, accounting procedures and financial statements for the year and to perform such other duties as prescribed from time to time by the Audit Committee.

        During fiscal 2002, PricewaterhouseCoopers LLP audited our annual consolidated financial statements, reviewed financial information in filings with the Securities and Exchange Commission, and provided various other services.

        Subject to ratification by stockholders, the Audit Committee has appointed PricewaterhouseCoopers LLP as independent accountants to perform the examination of our financial statements for fiscal 2003 and to render other services required of them. Not withstanding this selection, the Audit Committee may, in its discretion, direct the appointment of a different independent accounting firm at any time if the Audit Committee believes that such change would be in the company's and our stockholders' best interests.

        The Audit Committee reviews and considers all PricewaterhouseCoopers LLP's professional services when assessing auditor independence. The following professional fees were remitted to our independent auditors during fiscal year 2002:

  •
  PricewaterhouseCoopers LLP's fees for our fiscal year 2002 audit and review of interim financial statements were $327,000.

  •
  We did not engage PricewaterhouseCoopers LLP's to perform services related to financial information system design, implementation and review.

  •
  PricewaterhouseCoopers LLP's fees for all other professional services rendered to the Company during fiscal year 2001 were approximately $520,000, which included fees for (a) consulting related to acquisitions and divestiture of approximately $216,000, (b) tax consultation, tax preparation and other consultations of approximately $304,000.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at our annual meeting, with the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Stockholder Approval

        The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of the ratification of the selection of PricewaterhouseCoopers LLP. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether or not this proposal has been approved.

Board Recommendation

        Our board believes that the ratification of PricewaterhouseCoopers LLP as independent accountants is in the best interest of our company and stockholders. Our board, therefore, recommends that you vote FOR such ratification and it is intended that the proxies not marked to the contrary will be so voted.

OTHER BUSINESS

        Our board knows of no business to be brought before the meeting other than the proposals outlined above. If any other proposals properly come before the meeting, it is intended that the shares represented by proxies shall be voted in accordance with the judgment of the person or persons exercising the authority conferred by the proxies.

STOCKHOLDER PROPOSALS

        Under the rules of the Securities and Exchange Commission and our Bylaws as amended, the deadline for stockholders to submit proposals to be considered for inclusion in our proxy statement for the 2003 annual meeting of stockholders is expected to be 120 days prior to September 14, 2003. Such proposals may be considered for inclusion in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our Bylaws, as amended.

BENEFICIAL OWNERSHIP OF SECURITIES

        As of September 9, 2002, DuPont beneficially owned 3,629,272 shares (approximately 20.2 percent) of our common stock. As a result, DuPont has influence over our direction and policies including any merger, consolidation or sale of all or substantially all of our assets and the election of members of our board. DuPont has indicated its intention to vote in favor of the proposals described above.

        The following table sets forth, as of the close of business on September 9, 2002, certain information regarding beneficial ownership of shares of our common stock by:

  •
  Each person who is known by us to be a beneficial owner of five percent or more of our common stock;

  •
  Each current director, including those directors who are nominees for director;

  •
  Each executive officer named in the summary compensation table included herein; and

  •
  All our current directors and executive officers as a group.

Our common stock is the only class of voting securities outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Unless otherwise indicated and subject to applicable community property laws, each person or entity set forth in the table has sole investment and voting power with respect to all shares shown as beneficially owned. Shares are owned beneficially and of record, unless otherwise specified. The number of shares of common stock used to calculate the percentage ownership of each listed person includes shares of common stock underlying options or warrants held by such persons that are exercisable within 60 days of August 30, 2002. The percentage of beneficial ownership is based on 17,989,266 shares outstanding as of August 30, 2002.

		Shares Beneficially Owned
Name and Address of Beneficial Owner(1)
	Number(2)		Percent
E. I. du Pont de Nemours and Company	3,629,272	(3)	20.2
1007 Market Street
Wilmington, Delaware 19898
Mellon Financial Corporation	2,478,543	(5)	13.8
One Mellon Center
Pittsburgh, Pennsylvania 15258
FMR Corp	1,109,660	(6)	6.2
82 Devonshire Street
Boston, Massachusetts, 02109
Peter S. Kirlin	—		*
Gerard Cognie	29,664		*
John M. Lynn	16,302		*
Craig W. Kokjohn	12,890		*
Bruce F. Griffing	1,037		*
Preston M. Adcox	1,101		*
Kenneth A. Rygler	12,995		*
John L. Doyle	10,000		*
John C. Hodgson	3,629,772	(4)	20.2
Gary W. Pankonien	—		*
Susan Vladuchick Sam	2,000		*
John C. Sargent	—		*
Marshall C. Turner	1,000		*
Isabella C. M. Cunningham, Ph.D.	—		*
Robert Boehlke	—		*
Satish Rishi	—		*
James Northup	606		*
All executive officers and directors as a group (16 persons)	3,717,367	(4)	20.2

*
Less than 1 percent.

(1)
The address for all officers and directors is 131 Old Settlers Boulevard, Round Rock, Texas 78664.

(2)
Does not include shares purchasable more than 60 days after September 9, 2002 pursuant to options granted as of year end to directors and named executive officers under our stock plans, as follows:

Executive Officer or Director	Total Options Available as of June 30, 2002	Unvested Options	Vested Options Exercisable within 60 days of August 30, 2002
Peter S. Kirlin	240,000	176,500	63,500
Gerard Cognie	127,164	97,500	29,664
John M. Lynn	95,702	37,000	58,702
Craig W. Kokjohn	56,850	24,000	32,850
Bruce Griffing	18,000	13,500	4,500
Preston M. Adcox	227,601	76,666	150,935
Kenneth A. Rygler	63,491	0	63,491
John L. Doyle	36,000	12,500	23,500
Gary W. Pankonien	12,000	0	12,000
Susan Vladuchick Sam	15,000	11,250	3,750
John C. Sargent	20,000	12,500	7,500
Marshall C. Turner	70,500	10,000	60,500
Isabella C. M. Cunningham, Ph.D.	12,000	9,000	3,000
Robert Boehlke	12,000	9,000	3,000
Satish Rishi	50,000	50,000	0
James Northup	25,000	25,000	0

(3)
All shares are held by DuPont's wholly owned subsidiary, DuPont Chemical and Energy Operations, Inc. as reported on Schedule 13F dated June 30, 2001 as filed with the Securities and Exchange Commission, or SEC.

(4)
Includes the 3,629,272 shares beneficially owned by DuPont, which Director Hodgson has the right to vote.

(5)
As reported on Schedule 13G dated January 22, 2002 as filed with the SEC.

(6)
As reported on Schedule 13G/A dated June 10, 2002 as filed with the SEC.

TRANSACTIONS AND RELATIONSHIP BETWEEN US AND DUPONT

        We have entered into a number of agreements with DuPont for the purpose of defining various past, present and prospective arrangements and transactions. These agreements were negotiated in the context of a parent-subsidiary relationship and, therefore, are not the result of negotiations between independent parties. It is our intention and the intention of DuPont that such agreements and the transactions provided for therein, taken as a whole, should accommodate the parties' interests in a manner that is fair to both parties, while continuing various mutually beneficial joint arrangements. However, because of the complexity of the various relationships between us and DuPont, we cannot assure you that all of these agreements, or the transactions provided for therein, were effected on terms at least as favorable to us as could have been obtained from unaffiliated third parties. We are only entitled to the ongoing assistance of DuPont for a limited time.

        We and DuPont may enter into additional or modified arrangements and transactions in the future. Any such future arrangements and transactions will be determined through negotiation between DuPont and us. We have adopted a policy that all future agreements between us and DuPont will be on terms that we believe are no less favorable to us than the terms we believe would be available from unaffiliated parties. In that regard, we intend to follow the procedures provided by the Delaware General Corporation Law, which includes a vote to affirm any such future agreements by a majority of our directors who are not employees of DuPont, even though such directors may be less than a quorum.

        The following is a summary of various past, present and prospective arrangements and transactions between DuPont and us:

Administrative Service Agreements

        We and DuPont have entered into several transitional administrative service agreements, pursuant to which DuPont will continue to provide various services to us, including tax consulting, information systems support and workers' compensation administration.

        Each service under the administrative service agreements is provided for a specified time period, ranging from one to two years. Since DuPont now owns less than a majority of our outstanding shares, either party may terminate these agreements subject to certain notice provisions. We are obligated to take all steps necessary to obtain our own administrative and support services prior to the termination of the administrative service agreements.

        We will be obligated to pay fees established in the administrative service agreements based upon the type and amount of services rendered. In addition, we will reimburse DuPont for any out-of-pocket expenses it incurs in connection with providing the services. We paid DuPont $1.6 million for services provided under the administrative service agreements in fiscal 2002. With the exception of the administrative service agreement entered into by the respective subsidiaries of DuPont and our company in Korea, in the absence of gross negligence or willful or reckless misconduct, DuPont's liability for damages to us for any breach of DuPont's obligations under the administrative service agreements is limited to payments made to DuPont thereunder. With respect to the administrative service agreement covering our operations in Korea, DuPont's subsidiary is not required to provide any guarantee or warranty of any nature and cannot be held liable for any claims, damages or liabilities of any kind resulting from the furnishing of the services thereunder.

Research, Development and Consulting Agreements

        We have entered into a research, development and consulting agreement with DuPont whereby DuPont will provide to us supplemental technical assistance and consulting with respect to analytical support and consulting on an as-needed basis and research projects addressing our specific needs. In exchange for the analytical support, we will pay DuPont $100,000 per calendar year. In the event the costs of these services are estimated to exceed $100,000, we can either agree to pay additional projected costs or elect not to have DuPont provide these additional services. Compensation for research project support will be determined at the time each specific project relating thereto is undertaken. The initial term of the research, development and consulting agreement expired on January 1, 2001, but is renewable annually and the current term expires January 1, 2003.

Tax Indemnification Agreement

        We have entered into a tax indemnification agreement with DuPont pursuant to which we will pay DuPont, or DuPont will pay us, as appropriate, amounts in respect of taxes shown as due attributable to our operations for the period ending on the date on which we ceased to be a member of the DuPont consolidated group. DuPont will indemnify us and our subsidiaries from liability for certain matters, net of corresponding tax benefits, including any federal, state or local taxes attributable to any affiliated or combined group of which we were a member at any time prior to June 13, 1996 and any federal, state or local income or other tax for any period up to and including June 13, 1996. We will indemnify DuPont and its subsidiaries from liability for certain matters, including any federal, state or local income or other taxes attributable to our operations following June 13, 1996. In connection with the sale of our 31 percent equity interest in DuPont Korea, Ltd. to DuPont, to the extent there is a loss, any tax benefit attributable to such loss will be for DuPont's benefit at such time as DuPont beneficially owns 50 percent or less of our outstanding common stock and we have received the benefit from the Internal Revenue Service.

        The tax indemnification agreement will require payments of claims to be made within 30 days of the date a written demand for the claim is delivered. Interest accrues on payments that are not made within 10 days of the final due date at the rate applicable to the underpayments of the applicable tax. Any disputes concerning the calculation or basis of determination of any payment provided under the tax indemnification agreement will be resolved by a law firm or an accounting firm selected jointly by the parties.

Environmental Indemnification Agreement

        We have entered into an environmental indemnification agreement with DuPont pursuant to which DuPont will generally indemnify us against substantially all liabilities relating to any environmental contamination present on our manufacturing sites and those of our subsidiaries as of June 13, 1996 or present on any other site as a result of our manufacturing operations and those of our subsidiaries prior to June 13, 1996. Subsequent to June 13, 1996 any previously unknown contamination found over the next five years is also eligible for indemnification based on notification to DuPont. The environmental indemnification agreement includes procedures for notice and payment of indemnification claims and generally provides that the party bearing the majority of the liability will assume the defense of such claim and will control any negotiation or remediation activities.

Corporate Tradename and Trademark Agreement

        We have entered into a corporate tradename and trademark agreement with DuPont whereby DuPont licenses to us the following:

  •
  Use of the tradename "DuPont" as part of our corporate name;

  •
  Use of the tradename "DuPont" as part of the name of our affiliated companies; and

  •
  Use of the trademark DuPont in Oval as part of our corporate logo.

        DuPont may terminate the corporate tradename and trademark agreement upon two years' prior written notice in the event that DuPont and/or its affiliates cease to hold 20 percent of our total outstanding common stock and upon 90 days' written notice in the event that:

  •
  DuPont ceases to be the largest holder of our common stock and the new largest shareholder is, in DuPont's reasonable judgement, someone other than a passive shareholder;

  •
  We purport to assign or otherwise transfer the corporate tradename and trademark agreement without DuPont's written consent; or

  •
  We use the tradename "DuPont" other than under the terms of the corporate tradename and trademark agreement.

        In addition, DuPont may terminate the corporate tradename and trademark agreement upon 90 days' written notice for any reason after January 1, 2008. In the corporate tradename and trademark agreement, we grant DuPont the right to inspect and test products manufactured by or for us and intended to be sold bearing the DuPont in Oval logo to determine uniform quality and compliance with quality standards of DuPont and agree to hold DuPont harmless from any and all liabilities arising from the manufacture, sale, transportation, storage or use of products manufactured by or for us bearing the DuPont in Oval logo. Upon termination of the corporate tradename and trademark agreement, we will be obligated to:

  •
  Change our name so that the tradename "DuPont" is omitted;

  •
  Cease to use the tradename "DuPont" or any similar tradename as part of our corporate name or in any other manner whatsoever; and

  •
  Cease to use the DuPont in Oval logo.

Registration Rights Agreement

        Under a registration rights agreement between DuPont and us, DuPont and its assignees are entitled to various rights with respect to the registration of shares they hold under the Securities Act of 1933. Subject to limitations, including a minimum registration of over 1,000,000 shares, DuPont and its assignees have the right to require us to register the sale of all or part of the shares they hold under the Securities Act of 1933. DuPont and its assignees are entitled to request up to an aggregate of three demand registrations. DuPont and its assignees are also entitled to include the shares of common stock they hold in a registered offering of securities by us for their own account, subject to conditions and restrictions. In addition, the registration rights agreement contains certain indemnification provisions by us for the benefit of DuPont and its assignees as well as any potential underwriter and by DuPont and its assignees for the benefit of us and related persons. DuPont and its assignees may transfer its registration rights under the registration rights agreement without our prior approval.

Teflon AF Agreement

        In June 2000, DuPont entered into an agreement with us to supply us with all of our requirements for Teflon AF fluoropolymer resins for use in making pellicles. The agreement has an initial term of three years, and is automatically renewed for an additional year on each anniversary date of the agreement unless we or DuPont decline to renew, in which case the agreement will terminate upon the expiration of the remaining term. The agreement also provides us with a license to use the patent underlying Teflon AF if DuPont ceases to make Teflon AF, terminates the agreement or sells its Teflon AF business.

REPORT OF THE AUDIT COMMITTEE

        For many years, the Company has had an Audit Committee composed entirely of non-management directors. The members of the Audit Committee meet the independence and experience requirements of NASDAQ. In fiscal year 2002, the Committee met seven times. During 2002 the length of the committee meetings have been increased to permit more time for discussion of topics. Our Audit Committee has long followed the substance of the procedures recommended in the report of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees, sponsored by the major securities markets, issued in February 1999, and our Committee has long been advised by legal counsel, in its role of overseeing financial reporting and internal control matters. Thus, when in 2000 the SEC and the NASDAQ adopted new audit committee requirements, no significant changes in the practices of our Audit Committee were required. The Committee has adopted, in June 2000, and our Board of Directors re-approved, a charter outlining the practices it follows; a copy of the charter is attached as Appendix A to this proxy statement.

        During fiscal 2002, at each of its meetings, the Committee met with the senior members of the Company's financial management team, the Company's general counsel or deputy general counsel and our independent auditors. The Committee's chairman establishes the Committee's agenda. The Committee had private sessions, at most of its meetings, with the Company's independent auditors, at which candid discussions of financial management, accounting and internal control issues took place.

        The Committee selected, appointed and recommended to the Board of Directors the engagement of PricewaterhouseCoopers LLP as our independent auditors and reviewed with the Company's financial managers and the independent auditors, overall audit scopes and plans, the results of internal and external audit examinations and the quality of the Company's financial reporting.

        Management has reviewed the audited financial statements and the Annual Report on Form 10-K for fiscal 2002 with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee asked for management's representations that the audited consolidated financial statements of the Company have been prepared in conformity with Generally Accepted Accounting Principles, or GAAP and all applicable legal requirements, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

        In its meetings with representatives of the independent auditors, the Committee asks them to address, and discusses areas and topics that the Committee believes are particularly relevant to its oversight and review.

        The Committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight, review, judgement and decisions.

        The Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61 (communications with audit committees). The Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of financial information systems design and implementation and other non-audit services provided by them to the Company during fiscal 2002 was compatible with the auditors' independence.

        In performing all of these functions, the Audit Committee acts in an oversight and review capacity. The Committee conducts its reviews prior to the Company's public announcements of financial results and, necessarily, in its oversight and judgement roles, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements with GAAP.

        In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2002, for filing with the SEC.

Respectfully submitted by The Audit Committee,
John C. Sargent, Chairperson
Isabella C. M. Cunningham, Ph.D.
Marshall C. Turner

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Under Section 16(a) of the Securities Exchange Act of 1934, directors, certain officers and beneficial owners of 10 percent or more of our common stock are required from time to time to file with the Securities and Exchange Commission reports on Forms 3, 4 or 5, relating principally to holdings of and transactions in our securities by such persons. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during fiscal 2002 and thereafter, Forms 5 and amendments thereto furnished to us with respect to fiscal year 2002, and any written representations received by us from a director, officer or beneficial owner of more than 10 percent of our common stock that no Form 4 or 5 is required, we believe that all reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934 during fiscal 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee currently consists of Susan Vladuchick Sam, who serves as the chairperson of the Committee, Robert J. Boehlke and John C. Sargent. Neither of these individuals was an officer or employee of the Company at any time during fiscal year 2002 or at any other time. None of our current executive officers has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board or the Compensation Committee.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee is responsible for reviewing and approving our organization structure, reviewing performance of our officers, establishing overall employee compensation policies and recommending to our board major compensation programs. The Compensation Committee also reviews and approves compensation for our directors and corporate officers, including salary, bonus awards and stock option and restricted stock grants, and administers our stock plans and bonus plan.

        The Compensation Committee has designed a compensation program intended to attract and motivate our employees. The Compensation Committee believes that compensation should be tied to our long-term performance and benefit to our stockholders. As such, a significant portion of our management's compensation is tied to the performance of our long-term total stockholder return. The Compensation Committee periodically reviews our compensation programs in comparison with similarly situated companies and amends our programs accordingly to assure that our compensation programs are competitive within the industry and carry out our objectives.

Base Salaries

        Base salaries for our employees are targeted to be competitive with similarly situated companies. Base salaries are determined by evaluating levels of responsibility, prior experience and breadth of knowledge, as well as internal equity issues and external pay practices. Increases to base salaries are driven primarily by individual employee performance.

        At August 30, 2002, the annualized base salaries for Messrs. Kirlin, Kokjohn, Griffing, Lynn, and Cognie were $350,016, $201,654, $200,000, $194,568, and $178,248 respectively. During the six months ended December 31, 2002, the above named officers and employees will take a one week furlough with a commensurate reduction in salary as a cost reduction measure. On September 1, 2002, salary increases were deferred by the board due to our current business environment. If the business environment improves the base salaries for Messrs. Kirlin, Kokjohn, Lynn, Griffing, and Cognie would be adjusted to $367,167, $209,922, $204,297, $200,000 and $183,595, respectively.

Employment Agreements

        We entered into employment agreements in fiscal 2002 with Messrs. Northup and Rishi providing base annual salaries for each in the amount of $220,000 and $235,000, respectively, and each for a three year term. Mr. Northup received 25,000 options vesting ratably over four years. Mr. Rishi received 50,000 options granted on November 5, 2001 vesting ratably over four years, 7,500 options granted on July 5, 2002 vesting ratably over three years and 7,500 to be granted on November 5, 2002 vesting ratably over three years. Messrs. Northup and Rishi are entitled to receive severance benefits if their employment is terminated, either actually or constructively within 12 months after a change-in-control of the company (as each such term is defined in the agreements). These benefits include a lump-sum severance payment equal to 12 months salary and the immediate accelerated vesting of any of the outstanding options originally granted to them. In addition, Messrs. Northup and Rishi will also receive, among other benefits, the lump-sum severance payments outlined above in the event either is terminated without cause or for good reason (as each such term is defined in the agreements).

        We entered into an employment agreement in fiscal 2002 with Mr. Griffing providing for a fiscal year 2002 salary of $200,000, a sign on bonus of $15,000, an additional bonus of $42,000 upon completion of several strategic deliverables, relocation reimbursement consistent with our corporate policy and an additional $10,000 of incidental expenses and a grant of options as described under the section of this proxy statement entitled Executive Compensation and Other Information, and other benefits more fully described in the agreement. In addition, Mr. Griffing is entitled to receive severance benefits if his employment is terminated, within the first twelve months, either actually or constructively after a change-in-control of the company (as each such term is defined in the agreement). These benefits include a lump-sum severance payment equal to 6 months' salary and the immediate accelerated vesting of any of the outstanding options originally granted to him.

        We entered into an employment agreement in fiscal 2000 with Mr. Kirlin providing a base annual salary in the amount of $350,000, for a three year term. Under the terms of this agreement, including options as described under the section of this proxy statement entitled Executive Compensation and Other Information and other benefits more fully described in the agreement, Mr. Kirlin is entitled to receive severance benefits if his employment is terminated, either actually or constructively within 12 months after a change-in-control of the company (as each such term is defined in the agreements). These benefits include a lump-sum severance payment equal to 12 months salary and the immediate accelerated vesting of any of the outstanding 190,000 options originally granted to Mr. Kirlin upon commencement of employment as follows: (a) 25% acceleration if the termination occurs within one year from the hire date, (b) 50% acceleration if the termination occurs within two years from the hire date, and (c) 100% acceleration if the termination occurs within three years from the hire date. Mr. Kirlin will also receive, among other benefits, the lump-sum severance payments outlined above in the event he is terminated without cause or for good reason (as each such term is defined in the agreements).

        We entered into an employment agreement in fiscal 2000 with Mr. Adcox providing for a fiscal year 2001 salary of $320,000, a grant of options as described under the section of this proxy statement entitled Executive Compensation and Other Information, and other benefits more fully described in the agreement. Mr. Adcox's employment agreement also provides Mr. Adcox the ability to move into a part-time position with the company for two years after he leaves full-time employment with the Company. In February of 2002 Mr. Adcox left the Company in a full-time capacity and moved into the part-time position.

Bonus Plan

        We maintain an annual incentive or bonus plan for our employees. Employees are selected by the Compensation Committee to participate in the bonus plan based upon the recommendation of our Chief Executive Officer. The bonus plan provides for target bonus grants to be established based on the position of the employee and to be computed as a percentage of their salary. The bonus plan provides that a performance goal based primarily on our earnings will be set by our board, and the amount of bonus will be calculated based on the employee's target bonus grant, our performance compared with the performance goal and individual contributions by the employee.

        The Compensation Committee authorized, at the recommendation of our Chief Executive Officer, bonuses to be awarded to selected employees, including executive officers, aggregating $2.5 million for 2002.

Deferred Compensation Plan

        In April, 2002, the company implemented a Deferred Compensation Plan. This Plan is intended to be an unfunded and nonqualified deferred compensation arrangement that will provide deferred compensation benefits to a select group of management or highly compensated employees and our Board of Directors. Enrollment in the plan is voluntary. There is no company matching contribution. The plan does coordinate with the 401(k) plan to insure the maximum benefit elected is achieved. If an event triggering the payment of the participant's accrued benefit including the participant's disability, death, termination of employment, resignation from the Board of Directors, or a change of control occurs, then the participant's accrued benefit shall be paid either in a cash lump sum on their benefits starting date, or if the accrued benefit is $50,000 or greater, in equal installments over a five (5) year period. At the sole discretion of the Company, the form of payment will be determined by one of our authorized officer(s) of the Company (except that such authorized officer(s) shall not have the authority to make a decision regarding their own form of payment).

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to employees. The limitation applies only to compensation that is not considered to be performance-based compensation. Compensation that qualifies as performance-based compensation will not have to be taken into account for purposes of this limitation. The 1997 Stock Option and Restricted Stock Plan contains provisions which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation. The non-performance based compensation to be paid to our executive officers for fiscal 2002 did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to individual executive officers for fiscal 2003 will exceed that limit. Because it is very unlikely that the compensation payable to any of our employees in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided not to take any other action to limit or restructure the elements of cash compensation. The Compensation Committee will reconsider this decision should the individual compensation of any employee ever approach the $1 million level.

Compensation of Chief Executive Officer

        In setting compensation payable to our Chairman of the Board and Chief Executive Officer, Peter S. Kirlin, the Compensation Committee has taken into consideration Mr. Kirlin's education, prior accomplishments and strategic leadership in our industry and has sought to be competitive with companies of similar size and characteristics within the industry. Given that consideration, Mr. Kirlin's base salary is tied to both company and personal performance. In May 2000, we entered into a three-year employment agreement with Mr. Kirlin providing for an annual salary of at least $350,000 and a cash bonus. Mr. Kirlin's target bonus opportunity is 75 percent of his base salary, but his actual bonus could range from 0 percent to 150 percent of his base salary, depending on Mr. Kirlin's performance and the overall size of our bonus pool. In May of 2000 we also granted Mr. Kirlin 190,000 options, all of which are time vesting with varying schedules, with a maximum vesting schedule of six years. However, 40,000 of those options will accelerate and vest immediately should the price of our common stock trade at a price per share equal to three times the exercise price for 30 days consecutively within the first five years of the date of grant, or if the Company is sold for a per-share price exceeding that amount. Mr. Kirlin's employment agreement also contains severance payment provisions.

  Respectfully submitted by the Compensation Committee,
  Susan Vladuchick Sam, Chairperson
  Robert J. Boehlke
  John C. Sargent

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

        The following table sets forth, for the years ended June 30, the compensation paid to our named officers, a group consisting of our chief executive officer, four other most highly compensated executive officers, and two previous executive officers during the fiscal year.

	Annual Compensation				Long-term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Securities Underlying Options (#)	All Other Compensation
			(6)		(7)	(8)
Peter S. Kirlin(1) Chairman and Chief Executive Officer	2002 2001 2000	$336,554 350,012 72,916	$ $	107,500 225,635	50,000 190,000	$14,238 57,512
Gerard Cognie(2) Senior Vice President—Business Development	2002 2001 2000	178,248 165,461 167,975		107,500 76,407 105,000	12,000 17,000 10,100
John M. Lynn Group President—Software Business Unit	2002 2001 2000	194,568 192,166 178,313		38,948 59,000 83,000	15,000 15,000 43,100	8,538 12,163 7,097
Craig W. Kokjohn Executive Vice President—Worldwide Operations	2002 2001 2000	193,898 188,850 158,135		33,863 68,000 75,500	17,000 15,000 11,350	81,986 14,709 7,212
Bruce F. Griffing(3) Vice President Engineering and Technology & Chief Technology Officer	2002	173,690		36,000	18,000	24,773
Preston M. Adcox(4) Former President & Chief Operating Officer	2002 2001 2000	261,599 312,736 275,967		188,000 195,000	40,000 122,600	13,922 6,814 7,319
Kenneth A Rygler(5) Former Executive Vice President—Worldwide Marketing & Strategic Planning	2002 2001 2000	68,124 198,266 188,384		50,661 82,000	15,000 10,100	413,261 9,252 8,422

(1)
Mr. Kirlin joined us as Chief Executive Officer and Chairman of our Board in May 2000. Mr. Kirlin's salary for fiscal 2000 represents compensation paid to him in 2000.
(2)
Mr. Cognie is currently paid in Euros and was previously paid in French Francs. The figures shown were calculated using an exchange rate for 2002 of .9911 Euros to the dollar, for fiscal 2001, 7.3 Francs to the dollar, and for fiscal 2000 6.6 Francs to the dollar.
(3)
Mr. Griffing joined us as Vice President of Research and Development & Chief Technology Officer in August 2001.
(4)
Mr. Adcox, formerly President and Chief Operating Officer, currently serves on a part-time employment basis and has remained a director of our board.
(5)
Mr. Rygler, formerly Executive Vice President—Worldwide Marketing & Strategic Planning, moved into a consulting role during 2002.
(6)
These amounts represent annual bonus payments to each executive. For Mr.Griffing this amount represents a sign-on bonus of $15,000 and incentive bonus of $21,000.

(7)
Options granted in fiscal 2000 to Mr. Kirlin become exercisable under three different tranches: 8,540 of these options are ISO's and 181,460 are NQO's. A 100,000 tranche of options become exercisable ratably over five years on each anniversary date of grant. A tranche of 40,000 options become exercisable after six years and is accelerated if the price of the Common Stock trades at a price per share of Common Stock equal to three times the exercise price for thirty (30) days consecutively, within the first five (5) years of the date of grant or if the Company is sold for a per-share price exceeding that amount. A tranche of 50,000 options becomes exercisable ratably over four years on each anniversary date in the following sequence 8 percent, 14 percent, 31 percent and 47 percent respectively. Options granted to Mr. Adcox in fiscal 2000 become exercisable on May 1, 2001, 2002 and 2003 at the rate of 33.3 percent per year.
(8)
These amounts represent matching contributions made under 401(k) retirement plan, quarterly profit sharing payments, and imputed income for life insurance and any executive financial planning benefit. For Mr. Kirlin in fiscal 2001 this amount includes $34,706 for moving expense reimbursements. For Mr. Griffing in fiscal 2002 this amount includes $18,411 for moving expense reimbursement. For Mr. Rygler in fiscal 2002 this amount includes severance, vacation pay out and consulting fees paid to him in the amount of $302,976, $21,538 and $84,717 respectively. For Kokjohn in fiscal 2002 this amount includes $70,000 for moving expense reimbursement.

Option Grants in Last Fiscal Year

        The following table sets forth information regarding options to purchase shares of our common stock granted to our named officers in fiscal 2002. We have not granted any stock appreciation rights.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option term
Name	Options Granted (#)(1) *	% of Total Options Granted to Company Employees	Exercise Price ($/Share)	Expiration Date
					5%	10%
Peter S. Kirlin	50,000	4.7%	$39.20	7/31/2011	$1,268,139	$3,345,801
Gerard Cognie	12,000	1.1%	39.20	7/31/2011	304,353	802,992
John M. Lynn	15,000	1.4%	39.20	7/31/2011	380,442	1,003,740
Craig W. Kokjohn	17,000	1.6%	39.20	7/31/2011	431,167	1,137,572
Bruce F. Griffing	18,000	1.7%	36.68	8/13/2011	427,182	1,127,057
Preston M. Adcox	40,000	3.8%	39.20	7/31/2011	1,014,511	2,676,641
Kenneth A. Rygler	0	0	39.20	7/31/2011	—	—

(1)
Options granted become exercisable over a four-year period at the rate of 25% per year. Options granted to Mr. Cognie have a five-year cliff vesting.

* Options granted can be exercised through cash, cashless and stock swap methods.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

        The following table sets forth information regarding the exercisable and unexercisable options to acquire our common stock granted to our named officers.

			Number of Unexercised Options at Year-End
					Value of In-The-Money Unexercised Options at Year-End (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)
					Exercisable ($)	Unexercisable ($)
Peter S. Kirlin	—	—	63,500	176,500	—	—
Gerard Cognie	—	—	29,664	97,500	$479,370	$395,409
John M. Lynn	—	—	50,202	45,500	139,751	84,235
Craig W. Kokjohn	—	—	29,475	27,375	100,339	33,446
Bruce F. Griffing	—	—	—	18,000	—	—
Preston M. Adcox	—	—	150,935	76,666	—	—
Kenneth A. Rygler	—	—	63,491	—	319,326	—

(1)
The closing price per share of our common stock on June 28, 2002 was $33.16.

DIRECTOR COMPENSATION

        Directors who are one of our officers or employee receive no additional compensation for serving on our board. All other directors who are not employed by DuPont receive an annual fee of $20,000 plus stock options and reimbursable expenses for travel, meals and telephone.

        Our certificate of incorporation limits the liability of our directors to us or our stockholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law. We also maintain directors' and officers' liability insurance and enter into indemnification agreements with all of our directors and executive officers.

Second Amended and Restated Non-Employee Directors' Stock Option Plan

        The purpose of the Second Amended and Restated Non-Employee Directors' Stock Option Plan is to allow us to recruit and retain qualified outside directors to serve on our board. Under this plan, each director who was not an employee, and who is not precluded by his or her employer from receiving such grant, receives a one-time grant of options to purchase 12,000 shares of our common stock upon first joining our board. Thereafter, each non-employee director receives, during his or her tenure as a director, an annual grant of options covering 5,000 shares as of the first day of the month following our annual meeting of stockholders. Directors who are first elected to our board within the 60 day period immediately preceding our annual meeting of stockholders and who at the time of their election received the one-time grant of options to purchase 12,000 shares described above, will not, under the terms of this plan, receive an additional grant of 5,000 shares as of the first of the month following such annual meeting. Upon exercise of an option, payments of the purchase price for the stock subject to the exercise will be made in cash. Under the terms of this plan, no more than 25 percent of the total number of shares of stock granted under an option may become exercisable in any given year following the grant. Options granted to a Director shall automatically be forfeited if such Director shall cease to be a Director for reasons other than retirement or death. In the event the Director shall cease to be a Director by reason of retirement or death the total number of shares of common stock shall become exercisable provided such option shall have been granted at least six months prior to the retirement or death. Currently, 250,000 shares have been reserved for issuance under this plan. Under this plan, newly elected Directors Cunningham and Boehlke were each granted options to purchase 12,000 shares of our common stock, at $33.26 per share, on October 30, 2001. Directors Doyle, Sargent, Turner and Vladuchick-Sam were granted options to purchase 5,000 shares of our common stock, at an exercise price of $36.02 per share, on November 1, 2001.

NO INCORPORATION BY REFERENCE OF CERTAIN PROVISIONS OF THIS PROXY STATEMENT

        Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding the Audit Committee report, nor the compensation committee report nor the subsequent Stock Performance Graph is to be incorporated by reference into any such prior filings, nor shall such graph or reports be incorporated by reference into any future filings made by us under those statutes.

STOCK PERFORMANCE GRAPH

        The graph set forth below compares the cumulative total return as of the end of the company's most recent fiscal year on $100 invested in our common stock, the NASDAQ Composite Index, Philadelphia Semiconductor Index, and an industry peer group on June 14, 1996, the first trading date, assuming the reinvestment of all dividends. The industry peer group used includes the following issuers: Align-Rite International, Inc. (Nasdaq—MASK); Electroglas, Inc. (Nasdaq—EGLS); Etec Systems (Nasdaq—ETEC); KLA-Tencor Corporation (Nasdaq—KLAC); Novellus Systems, Inc. (Nasdaq—NVLS); Photronics, Inc. (Nasdaq—PLAB) and Ultratech Stepper, Inc. (Nasdaq—UTEK). The stock performance set forth below is not necessarily indicative of future price performance.

	6/14/96	6/30/96	6/30/97	6/30/98	6/30/99	6/30/00	6/30/01	6/30/02
DPMI	$100.00	$120.59	$317.65	$202.94	$281.62	$402.94	$283.82	$195.06
Nasdaq Composite	$100.00	$97.68	$118.87	$156.18	$221.41	$326.92	$178.16	$120.61
Industry Peer Group	$100.00	$88.73	$155.91	$122.17	$167.45	$326.70	$295.18	$207.99
Philadelphia Semiconductor Index	$100.00	$91.32	$159.81	$128.54	$253.21	$596.14	$326.20	$202.58

Appendix A

DUPONT PHOTOMASKS, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        This charter governs the operations of the DuPont Photomasks, Inc. (the Company) Audit Committee of the Board of Directors (the Audit "Committee"). The Committee will review the charter at least annually and obtain the approval of the charter and any changes by the Board of Directors.

1.
Purpose

  The primary responsibility for DuPont Photomasks, Inc. financial reporting lies with senior management. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls and the audit process. Consistent with this function, the Audit Committee provides an open avenue of communication among the independent auditors, financial and senior management, the internal audit department and the Board of Directors. The Committee sets the overall corporate tone for quality financial reporting, sound business practices and ethical behavior. In carrying out its responsibilities, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and has the power to retain outside counsel or other experts for this purpose at Company expense.

2.
Composition

  The members of the Audit Committee shall be appointed by the Board of Directors. The Chairman of the Committee shall be designated by the Board of Directors. The Committee shall have at least three members, and shall be comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. For purposes of this charter, an independent director is a director who meets the independence and experience requirements of the NASDAQ Stock Market, Inc.

3.
Duties and Responsibilities

  The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee or the Board of Directors may supplement them as appropriate.

  •
  The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company' s shareholders. The Audit Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors, subject to annual shareholder approval. The Committee shall review with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The Committee shall discuss with the independent auditors relationships and services that in the view of the Committee may affect auditor objectivity or independence and shall take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditors.

  •
  The Committee shall review with the internal auditor and independent auditors the overall scope and plans for their respective audits. The Committee will discuss with management, the internal auditor and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk. The Committee will meet separately with the internal auditor and the independent auditors, with and without management present, to discuss the results of their audits.

  •
  The Committee shall review the Company's interim financial statements with the independent auditors prior to the Company filing its Form 10-Q. The Committee shall review with management and the independent auditors the audited financial statement to be included in the Company's Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee will review with the independent auditors, on completion of the annual audit, their experience, any restrictions on their work, cooperation received, their findings and their recommendations, and any other matter required to be discussed with the independent auditors by SAS 61, as may be modified or supplemented. Based on such review and discussions, the Committee will consider whether it will recommend to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K.

  •
  The Committee shall review and approve, if appropriate, material changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal audit department.

DUPONT PHOTOMASKS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OCTOBER 29, 2002

PROXY

        The undersigned hereby appoints Satish Rishi and James W. Boeckman, or any one or more of them, with full power of substitution, the attorneys and proxies for the undersigned to vote the shares of common stock of DuPont Photomasks, Inc., a Delaware corporation, held of record by the undersigned at the close of business on August 30, 2002, at the annual meeting of stockholders of the company to be held at Austin Marriott North, 2600 La Frontera Blvd., Round Rock, Texas 78681, on Tuesday, October 29, 2002 at 10:00 a.m. local time, and at any adjournment or postponements thereof, as follows:

COMMENTS/ADDRESS CHANGE: PLEASE MARK
COMMENT/ADDRESS CHANGE ON REVERSE SIDE.

        (Continued and to be signed on other side)

        —FOLD AND DETACH HERE—

PLEASE BE ADVISED THAT OUR TRANSFER AGENTS IS:

    PROXY SERVICES
    EQUISERVE TRUST COMPANY, N.A.
    P.O. BOX 43058
    PROVIDENCE, R.I. 02940-5111

☒	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE PERSONS SET FORTH HEREIN AS DIRECTORS AND THE OTHER PROPOSALS.

			FOR	WITHOLD AUTHORITY
1.	Nominees:	Peter S. Kirlin John C. Sargent Marshall C. Turner	☐	☐

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.)

		FOR	AGAINST	ABSTAIN
2.	Ratification of PricewaterhouseCoopers LLP as independent accountants	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	As such proxies may in their discretion determine upon such other matters as may properly come before the meeting.	☐	☐	☐

THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN, AND IN THE ABSENCE OF SUCH INSTRUCTIONS, THE PROXIES SHALL VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE, ALL OF THE PROPOSALS SET FORTH ABOVE AND SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SIGNATURE(S) DATE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        —FOLD AND DETACH HERE—

PLEASE NOTE

        THIS PROXY IS TO BE VOTED AS DIRECTED. IN THE ABSENCE OF SPECIFIC DIRECTION, IT IS INTENDED TO VOTE THE SHARES REPRESENTED BY THIS PROXY FOR THE ELECTION OF PETER S. KIRLIN, JOHN C. SARGENT AND MARSHALL C. TURNER AS DIRECTORS AND FOR THE OTHER PROPOSALS.

        You are urged to sign and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States or Canada.

        When signing this proxy, please date it and take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

                    PLEASE SEND IN YOUR PROXY
                    In order that there may be proper representation at the annual meeting, each stockholder, whether he or she owns one or more shares, is requested to sign this proxy and return it promptly in the enclosed envelope.

QuickLinks

  DuPont Photomasks, Inc. 131 Old Settlers Boulevard Round Rock, Texas 78664 512-310-6500
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 29, 2002
SOLICITATION, EXERCISE AND REVOCATION OF PROXIES
VOTING OF SECURITIES
ELECTION OF DIRECTORS (Proposal 1) General Information
Stockholder Approval
Board Recommendation
Nominees for Director
Other Directors
Board Committees and Meetings
RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS (Proposal 2)
General Information
  Stockholder Approval
Board Recommendation
OTHER BUSINESS
STOCKHOLDER PROPOSALS
BENEFICIAL OWNERSHIP OF SECURITIES
TRANSACTIONS AND RELATIONSHIP BETWEEN US AND DUPONT
Administrative Service Agreements
Research, Development and Consulting Agreements
Tax Indemnification Agreement
Environmental Indemnification Agreement
Corporate Tradename and Trademark Agreement
Registration Rights Agreement
Teflon AF Agreement
REPORT OF THE AUDIT COMMITTEE
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT
Base Salaries
Employment Agreements
Bonus Plan
Deferred Compensation Plan
Compliance with Internal Revenue Code Section 162(m)
Compensation of Chief Executive Officer
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
DIRECTOR COMPENSATION
Second Amended and Restated Non-Employee Directors' Stock Option Plan
NO INCORPORATION BY REFERENCE OF CERTAIN PROVISIONS OF THIS PROXY STATEMENT
STOCK PERFORMANCE GRAPH
Appendix A DUPONT PHOTOMASKS, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROXY